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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in this Registration Statement of Marcum Natural Gas Services, Inc. on Form S-8 of our report dated March 21, 1997, appearing in the Annual Report on Form 10-KSB of Marcum Natural Gas Services, Inc. for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP




DELOITTE & TOUCHE LLP


Denver, Colorado

December 29, 1997